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                                                                    Exhibit 10.N


                          Bryn Mawr Bank Corporation




                               January 11, 2001



Mr. Frederick C. Peters II
108 Browning Lane
Rosemont, PA 19010

                         Subject: Employment Agreement

Dear Ted:

          In consideration of the mutual promises herein contained and intending to be legally bound, Bryn Mawr Bank Corporation (the "Corporation") and you, Mr. Frederick C. Peters II, agree that you will be employed by the Corporation and by its wholly owned subsidiary, The Bryn Mawr Trust Company(the "Bank"), on the following terms and conditions:


1.        Your Employment by the Corporation.

          (a) The Corporation hereby agrees to employ you, and you agree to serve as the Corporation's and the Bank's President and Chief Executive Officer during the term of employment set forth in Section 2 of this Agreement. You shall report only to the Boards of Directors of the Corporation and Bank. You hereby agree to keep the Boards of Directors of the Corporation and the Bank fully advised concerning the operations of the Bank and Corporation. You agree to serve as a director of the Corporation and Bank, as well as a member of any committee of the Boards of Directors of the Corporation and the Bank to which you may be elected or appointed. In addition, you agree to serve as a director and/or officer of any other subsidiary of the Corporation or the Bank to which you may be elected or appointed.

          (b) On January 22, 2001 the Corporation's Board of Directors will appoint you a director of the Corporation and arrange for you to be appointed a director of the Bank on that date. The Corporation's Board of Directors hereby agrees to immediately nominate you as a director of the Corporation and to include you on the slate of directors which the Corporation
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Frederick C. Peters II
Page 2


nominates and recommends for election to its shareholders at its Annual Shareholders Meeting scheduled to be held on April 17, 2001 and thereafter, during the term of this Agreement, to retain you as a director of the Corporation during the periods between election of the Corporation's directors. Upon your appointment and election, respectively as a director of the Corporation and the Bank, the Corporation as the sole shareholder of the Bank, during the term of this Agreement, hereby agrees to arrange to include you on the slate of Bank directors which the Corporation nominates and recommends for election at the Bank's Annual Shareholders Meeting scheduled to be held on April 17, 2001, during the afternoon following the Corporation's shareholders meeting and to vote its shares of Bank stock for your election as a director of the Bank and thereafter, during the term of this Agreement, to retain you as a director of the Bank during the periods between elections of the Bank's directors.


2.        Term of Employment.

          Your employment by the Corporation and the Bank as provided in Section 1 hereof will commence on January 22, 2001 (your "Employment Date") until January 22, 2004 and on January 22, 2004, unless extended or sooner terminated as provided herein, your employment period will be for an additional two (2) year continuing period. Upon each new day of the two (2) year period of employment until your sixty third birthday, the term of this Agreement automatically shall be extended for one (1) additional day, to be added to the end of the then existing two (2) year term. Accordingly, at all times prior to
(i) your attaining age sixty three (63) and (ii) your receipt of a Notice of Termination (or an actual termination of your services hereunder), the term of this Agreement shall be two (2) full years. However, either party may terminate this Agreement by giving the other party written notice to terminate this Agreement, subject to that party's obligations under this Agreement. Additionally, the automatic extensions of the term of this Agreement shall immediately be suspended upon an employment termination by reason of death, disability, or Cause, as hereinafter defined. Notwithstanding anything in this Agreement to the contrary, the Corporation, the Bank and their subsidiaries, after your sixty fifth birthday, shall have no
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Frederick C. Peters II
Page 3


obligations under this Agreement, nor be liable in any regard, pursuant to this Agreement, including making any payments to you.


3.        Your Duties During the Term of Employment.

          You shall devote your full business time (with allowances for vacations and sick leave), attention and best efforts to the affairs of the Corporation, the Bank and their subsidiaries during the term of employment hereunder; provided, however, that you may serve as a director or trustee of corporations or other entities and may engage in other activities to the extent that they do not inhibit the performance of your duties hereunder, or conflict with the business affairs of the Corporation, the Bank or their subsidiaries or the Corporation's Code Of Ethics (the "Code Of Ethics"), a copy of which has been reviewed by you.

          You have reviewed with the Corporation's Board of Directors your present directorships, public service commitments and personal business interests, which are listed on Exhibit A attached hereto and incorporated by
                               ---------
reference herein, and have obtained the Board's written approval for your continuance in such present capacities, unless hereafter, the Board determines in a particular case, that there is a potential conflict with the Corporation's or the Bank's or their subsidiaries' best interests. Without prejudice to the provisions of Section 10 of this Agreement, you hereby agree that your acceptance of any future proposed directorships or positions in other organizations will be subject to prior review and approval by the Corporation's Board of Directors and compliance with the Code Of Ethics.


4.        Compensation and Related Matters.

          (a) Salary. During the term of your employment hereunder, the Bank shall pay to you a salary at a rate of not less than Two Hundred Twenty Five Thousand Dollars($225,000) per annum, in equal biweekly installments in arrears. Such salary may be increased from time to time in accordance with normal
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Frederick C. Peters II
Page 4


business practices of the Bank. If your salary is so increased, it shall not thereafter be decreased below Two Hundred Twenty Five Thousand Dollars ($225,000) during the term of this Agreement. Your compensation by salary payments shall not be deemed your exclusive compensation hereunder and shall not prevent you from participating in any of the Corporation's or Bank's incentive compensation or benefit plans.

          (b) Bonus. With respect to your employment by the Bank during the calender year 2001 you shall be entitled to a bonus of Ninety Five Thousand Dollars ($95,000), provided however, if the bonus that would be payable to you as the Bank's President and Chief Executive Officer pursuant to the Bank's Incentive Bonus Plan (the "Bonus Plan") would be greater than Ninety Five Thousand Dollars ($95,000) you shall be entitled to the bonus payable to you pursuant to the Bonus Plan in lieu of the Ninety Five Thousand Dollars ($95,000) bonus. After the year 2001, you shall be entitled to a bonus of Twenty Thousand Dollars ($20,000) per year during the years 2002, 2003, 2004 and 2005 in addition to any bonus you may receive under the Bonus Plan, as it may be amended from to time.

          (c) Stock Options. On your Employment Date pursuant to this Agreement, the Corporation shall grant you, subject to the Corporation's shareholders approving a new Corporation stock option plan at the Corporation's 2001 Annual Shareholders Meeting, scheduled to be held in April 17, 2001, non-qualified stock options to purchase fifteen thousand (15,000) shares of the Corporation's common stock at a price equal to the market value of the shares on your Employment Date. Provided this Agreement has not been terminated for Cause, due to your death, disability as defined hereunder, or by you for other than Good Reason, on the annual anniversary of your Employment Date in the year 2002 and in the year 2003, the Corporation shall each such year, grant you options to purchase an additional ten thousand (10,000) shares of the Corporation's common stock at a price equal to the fair market value of the shares of the Corporation's stock on those respective dates.

         For purposes of this subsection 4(c)of this Agreement "fair market value" of the shares of the Corporation's stock shall mean the last sale price for a share of the Corporation's
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Frederick C. Peters II
Page 5


common stock, as reported by the National Association of Securities Dealers Automated Quotation System/National Market System, on the day preceding the date of the granting of the stock options, on which a quotation for the Corporation's common stock was available, and if no sales are reported that day, on the last preceding day on which a quotation for the Corporation's common stock was available.

          (d) Expenses. During the term of your employment hereunder, you shall be entitled to receive prompt reimbursement for all reasonable expenses you incur in performing your duties hereunder, including all expenses of travel and living expenses while away from home on business in the service of the Corporation, the Bank and their subsidiaries, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Corporation, the Bank or their subsidiaries at the time the expenses are incurred.

          (e) Pension and Other Plan Benefits. During the term of your employment hereunder, the Corporation and the Bank shall maintain in full force and effect, and you shall be entitled to participate in all of its employee benefit plans and arrangements made generally available to its executives and key management employees in effect on your Employment Date or plans or arrangements providing you with at least equivalent benefits thereunder, including, without limitation, each pension and retirement plan and arrangement, supplemental pension, life insurance and health and accident plan and arrangement, medical insurance plan, disability plan, survivor income plan, vacation plan and bonus plan. The Corporation and the Bank shall not make any changes in such plans or arrangements, which would adversely affect your rights or benefits thereunder, unless such changes occur pursuant to a program applicable to all the Corporation's and the Bank's executives and do not result in a proportionately greater reduction in your rights or benefits as compared with any other executive of the Corporation or the Bank. You shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made generally available by the Corporation or the Bank in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to you under any plan or
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Frederick C. Peters II
Page 6


arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to you pursuant to subsection (a) of this
Section 4. Any payments or benefits payable to you hereunder in respect of any calendar year during which you are employed by the Corporation or the Bank for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which you are so employed.

          (f) Vacation. You shall be entitled to the number of vacation days in each calendar year determined in accordance with the Bank's vacation policy in effect from time to time. You shall also be entitled to all paid holidays given by the Bank to its executives.


5.        Performance of Additional Duties and Offices.

          You hereby agree to serve without compensation other than provided in this Agreement, if you are elected or appointed a director or officer of any subsidiary of the Corporation or the Bank, provided that you shall continue to be indemnified, for serving in all such capacities, on a basis no less favorable than is provided by the Corporation's and the Bank's By-Laws, as currently in effect, and that directors and officers liability insurance coverage is provided to you, on the same basis as other executive officers and directors of the Corporation, the Bank and their subsidiaries.


6.        Place of Performance of Employment.

          In connection with your employment by the Corporation and the Bank, you shall be based at the principal executive offices of the Corporation and the Bank in Bryn Mawr, Pennsylvania, except for required travel on the Corporation's and the Bank's business.


7.        Confidential Information.
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Frederick C. Peters II
Page 7

          (a) You hereby agree not to disclose, while in the employ of the Corporation, the Bank or any subsidiary thereof or at any time thereafter, to any person who does not have a right to obtain such information, whether or not employed by the Corporation, the Bank or a subsidiary thereof, or engaged to render services to the Corporation, the Bank or any subsidiary thereof, any confidential information obtained by you while in the employ of the Corporation, the Bank or any subsidiary thereof provided, however, that this provision shall not preclude you from disclosure required by law or Court order. The term "confidential information" as used in this Agreement includes, but is not limited to, records, lists, and knowledge of Corporation's, the Bank's and their subsidiaries' clients, methods of operation, processes, trade secrets, methods of determination of prices, prices or fees, financial condition, profits, sales, net income, and indebtedness, as the same may exist from time to time.

          (b) You hereby agree that, upon leaving the Corporation's and the Bank's employ, you will not take with you, without obtaining the prior written consent of an officer authorized to give such consent by the Board of Directors of the Corporation or the Bank, any of the Corporation's, the Bank's or their subsidiaries' documents or copies thereof which are of a confidential nature.

8.        Termination of Employment.

          (a) Your employment hereunder may be terminated without any breach of this Agreement, only under the following circumstances:

               (i) Death. Your employment hereunder shall terminate upon your death.

               (ii) Disability. The Corporation or the Bank may terminate your employment hereunder because of your incapacity because of physical or mental illness, causing your absence from
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Frederick C. Peters II
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your office and your inability, on a full-time basis, to perform your duties hereunder for the entire period of ninety (90) consecutive days, and within thirty (30) days after your receipt of a Notice of Termination,(which may be sent to you before or after the end of such ninety (90) day period), you shall not have returned to your office and the performance of your duties hereunder on a full time basis.

               (iii) Cause. The Corporation may terminate your employment hereunder for "Cause". For purposes of this Agreement, the Corporation shall have "Cause" to terminate your employment hereunder upon (A) the willful and continued failure by you to substantially perform your duties hereunder (other than any such failure resulting from your incapacity due to physical or mental illness as provided in subsection (a)(ii) of this Section 8), after a written demand for your substantial performance is delivered to you by the Corporation, which demand specifically identifies the manner in which the Corporation believes you have not substantially performed your duties and your failure to provide the performance demanded within thirty (30) days after your receipt of such written demand, or (B) the willful engaging by you in misconduct which is materially injurious to the Corporation, the Bank or any of their subsidiaries, monetarily or otherwise, or (C) your plea of nolo contendere with respect to or conviction of a crime involving moral turpitude, dishonesty or a felony, or (D) your making a general assignment for the benefit of your creditors or your institution of any proceeding seeking to adjudicate you bankrupt or insolvent under any laws relating to bankruptcy or insolvency or an involuntary petition shall be filed against you seeking relief under any law relating to bankruptcy or insolvency which remains undismissed for a period of sixty (60) days or more, or (E) your willful violation of the provisions of this Agreement and your failure to cure such violation within thirty (30) days after receipt of written notice of such violation, or (F) the receipt of a request by the Corporation, the Bank or any of their subsidiaries, from any of the governmental agencies that regulate any of them, that you be removed from your position as a director of the Corporation or the Bank or the President and Chief Executive Officer of either of those entities.

         For the purposes of this Agreement you shall not be
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Frederick C. Peter II
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deemed to have been terminated for Cause without your receipt of not less than ten (10) business days written notice from the Corporation setting forth the reasons for the Corporation's or the Bank's intention to terminate your employment for Cause, and providing you with (1) an opportunity for you, together with your counsel, to be heard before the Corporation's Board of Directors concerning your proposed termination for Cause, and (2) delivery to you of a Notice of Termination, from the Secretary of the Board of Directors of the Corporation, stating that in the good faith opinion of the Corporation's Board of Directors, you were guilty of certain of the conduct set forth above in clause (A), (B), (C), (D),or (E) of the immediately preceding paragraph, and specifying the particulars thereof in detail and/or that the Corporation, the Bank or any of their subsidiaries is in receipt of a request referred to in clause (F) of the immediately preceding paragraph. The Corporation's Board's decision with respect to whether Cause for termination of this Agreement shall exist may be made by the Board in its sole discretion.

          Any dispute relating to termination for cause shall be settled by arbitration in accordance with the Commercial Dispute Resolution Procedures of the American Arbitration Association and during the pendency of such arbitration, you shall receive full compensation and benefits for a period of ninety (90) days from the date of the Notice of Termination from the Secretary of the Board of the Corporation. In the event that the Corporation and/or the Bank is the prevailing party in the arbitration, you shall upon demand reimburse the Corporation and/or the Bank for all sums paid and benefits received, including any stock options granted to you pursuant to the preceding sentence with interest at the Bank's prime rate and you further agree that any amount due may be set-off against any sums owed to you by the Corporation, the Bank or their subsidiaries including sums owed under any deferred compensation or benefit plans. Each party shall bear its own attorney's fees and costs of arbitration, but the prevailing party shall be entitled to reimbursement of its costs. You agree that the agreement to arbitrate disputes relating to termination for cause shall not affect or delay the Corporation's or the Bank's right to seek injunctive relief in court for any threatened or actual breach by you of Sections 7 and 10 of this Agreement.
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Frederick C. Peters II
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               (iv) Voluntary Termination.  You may terminate your employment hereunder at any time upon not less than thirty (30) days prior written notice to the Corporation, subject to your obligations and covenants under Section 7 and Section 10 of this Agreement.

          (b) Any termination of your employment by the Corporation or the Bank or by you (other than termination pursuant to subsection (a)(i) of this Section
8) or any notice by you to the Corporation of a failure of the Corporation or the Bank to comply with the provisions of this Agreement shall be communicated by a Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. A purported "Notice of Termination" which does not comply with the requirements of the foregoing sentence shall not be considered a Notice of Termination under this Agreement.

          (c) For the purposes of this Agreement "Date of Termination" shall mean (A) if your employment is terminated by death, the date of death,(B) if your employment is terminated pursuant to subsection (a)(ii) of this Section 8, thirty (30) days after Notice of Termination is sent to you (provided that you shall not have returned to the performance of your duties on a full-time basis during such thirty (30) day period) and if requested by the Board of Directors of the Corporation, you agree to undergo a physical examination by a doctor selected by the Board which confirms that you are fit to continue full time normal employment hereunder,(C) if your employment is terminated pursuant to subsection (a)(iii) of this Section 8, the date specified in the Notice of Termination, which date cannot precede the date of the Notice of Termination,
(D) if your employment is terminated pursuant to subsection a(iv) of this
Section 8, the date specified in the Notice of Termination, which date must be at least thirty (30) days after the date of the Notice of Termination, and (E) if your employment or this Agreement is terminated for any other reason, the date on which a Notice of Termination is sent to the other party hereto, which date cannot precede the date of the Notice of Termination; provided that if
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Frederick C. Peters II
Page 11


within thirty (30) days after any Notice of Termination is sent hereunder, the party receiving such Notice of Termination notifies the other party, that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

9. Compensation in the event of Death, During Disability Period or Upon Other Termination.

         (a) If your employment shall be terminated because of your death, the Bank shall pay to your spouse or your estate your full salary through the last day of the month of your death at the rate in effect at the time of your death and the Corporation, the Bank and their subsidiaries shall have no further obligations to you under this Agreement.

         (b) If your employment shall be terminated because you fail to perform your duties hereunder as a result of incapacity due to physical or mental illness, which is a disability as defined in subsection 8(a)(ii) hereof, the Bank shall pay your full salary for a period equal to the applicable "elimination period" under any group long term disability insurance provided by the Corporation or the Bank which is currently 180 days, and the Corporation, the Bank and their subsidiaries shall have no further obligations to you under this Agreement. In the event that the Corporation or the Bank ceases to provide group long term disability insurance, the Bank shall pay your full salary through the last day of the month after your receipt of a Notice of Termination advising you of the termination of your employment due to your disability and the Corporation, the Bank and their subsidiaries shall have no further obligations to you under this Agreement.

         (c) If your employment shall be terminated for Cause, the Bank shall pay you your full salary through the Date of Termination at the rate in effect at the time Notice of Termination is sent to you and the Corporation, the Bank and their subsidiaries shall have no further obligations to you under
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Frederick C. Peters II
Page 12


this Agreement.

         (d) If, in breach of this Agreement, the Corporation or the Bank shall terminate your employment, other than pursuant to subsections 8(a)(ii) or 8(a)(iii) hereof (it being understood that a purported termination pursuant to subsection 8(a)(ii) or 8(a)(iii) hereof, which is disputed and finally determined not to have been proper, shall be a termination by the Corporation or Bank in breach of this Agreement), then,

              (i) the Corporation shall pay your full salary, including incentive compensation due you, through the Date of Termination at the rate in effect at the time Date of Termination is received by you; and

              (ii) in lieu of any further salary and all other payments hereunder due to you for the remaining term of this Agreement, the Bank shall pay you an amount equal to your annual salary in effect as of the Date of Termination, in substantially equal biweekly installments commencing on or before the fifteenth (15th) day following the Date of Termination and continuing for two (2) years or until your sixty fifth birthday, whichever first occurs.

         (e) If you shall terminate your employment, the Bank shall pay your full salary through the Date of Termination at the rate in effect at the time Notice of Termination and thereafter the Corporation and the Bank and their subsidiaries shall have no further obligations to you under this Agreement.

         (f) You shall not be required to mitigate the amount of any payment provided for in this Section 9 by seeking other employment or otherwise, except as provided in subsection 10(c). Notwithstanding anything herein to the contrary, the Corporation's and Bank's obligations under this Section 9 shall survive termination of this Agreement.

10.      Non-Competition.

         (a) Nonsolicitation of Employees. During the time period of two (2) years after the date of termination of this Agreement, despite the voluntary or involuntary termination of your employment relationship with the Corporation or the Bank for
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Frederick C. Peters II
Page 13


any reason whatsoever, you shall not, either on your own account or for any person, firm, partnership, corporation, or other entity (a) solicit, interfere with, offer employment to, or endeavor to cause any employee of the Corporation, the Bank or their subsidiaries to leave his or her employment, or (b) induce or attempt to induce any such employee to breach his or her employment agreement, nondisclosure and nonsolicitation agreement or other agreement with the Corporation, the Bank or their subsidiaries.

         (b) Nonsolicitation of Clients. During the time period of two (2) years after the date of termination of this Agreement, despite voluntary or involuntary termination of your employment relationship with the Corporation or the Bank for any reason whatsoever, you shall not solicit, induce, or attempt to induce any person, who has been a client of the Corporation or the Bank or their subsidiaries within the preceding thirty-six (36) months or is a client of the Corporation, the Bank or their subsidiaries (a) to cease doing business in whole or in part with or through the Corporation, the Bank or their subsidiaries or
(b) to do business with any other person, firm, partnership, corporation, or other entity which performs services similar to or competitive with those provided by the Corporation, the Bank or their subsidiaries, or agree to accept as a client or do any business directly or indirectly with a client of the Corporation, the Bank or their subsidiaries or has been their client within the preceding thirty-six (36) months.

         (c) Noncompetition. During the time period of two (2) years after the date of termination of this Agreement, despite voluntary or involuntary termination, except as provided below, of your employment relationship with Corporation or the Bank, you will not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with as an officer, employee, partner, director, consultant, or otherwise, or have any financial interest in, or aid or assist anyone else in the conduct of any enterprise which engages in, or is about to engage in, or otherwise carries on, any business activity which is in competition with business conducted by the Corporation, the Bank or their subsidiaries as of the date of termination, within a one hundred (100) mile radius of Bryn Mawr, Pennsylvania.
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Frederick C. Peters II
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Notwithstanding the foregoing, you shall be entitled to acquire, as a passive investment, a proprietary interest not to exceed three percent (3%) of the equity of any publicly held entity. Further provided, that in the event your employment relationship with the Corporation or the Bank is terminated by the Bank or the Corporation for any reason, you may elect to compete as defined in the first sentence of this subsection 10(c), and if you so elect, then the Corporation, the Bank and their subsidiaries shall have no obligation to make any payments or provide any benefits to you including granting any stock options which are available under this Agreement or any compensation upon termination as set forth in Section 9 of this Agreement. If you elect to compete, you shall give immediate written notice to the Corporation. The preceding sentence shall not limit, impair or affect your covenants and obligations and the rights and remedies of the Corporation and the Bank under Section 7 and subsections 10(a), 10(b), and 10(d) of this Agreement.

         (d) Remedies. In addition to all of the remedies otherwise available to the Corporation or the Bank at law or in equity, including, but not limited to, recovery from you of damages and reasonable attorneys' fees incurred in the enforcement of this Agreement, the Corporation and the Bank shall have the right to injunctive relief to restrain and enjoin any actual or threatened breach of the provisions of Section 7 and this Section 10 of this Agreement. All of the Corporation's or the Bank's remedies for breach of this Agreement shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any other remedies. If you violate any of the obligations under Section 10 hereof, the period applicable to the obligation so violated shall be extended for two
(2) years from the date of the last violation. The parties both recognize and acknowledge that your services are special and unique, and that, by reason of this Agreement, you are obtaining access to confidential information and other material as aforesaid. Therefore, you expressly agree that any breach or threatened breach of the provisions of Section 7 or this Section 10 hereof shall entitle the Corporation or the Bank, in addition to any other legal remedies available to them, to apply to court for an injunction, temporary and/or permanent, to prevent any violation of this Agreement, and you recognize, acknowledge and concede that such injunction would, in those circumstances, be necessary
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Frederick C. Peters II
Page 15


to protect the Corporation's and the Bank's interests.

         (e) Reasonableness of Restrictions. You have carefully read and considered the provisions of this Agreement and have had an opportunity to discuss this Agreement with your counsel and, having done so, agree that the restrictions set forth in Section 7 and this Section 10 (including, but not limited to, the time periods of restriction in each of such Sections) and the remedies in subsection 10(d) hereof are fair and reasonable and are reasonably required for the protection of the interests of Corporation, the Bank and their subsidiaries.

         (f) Separate Covenants. The parties hereto agree that Section 7 and this Section 10 shall be deemed to consist of a series of separate covenants. Notwithstanding anything herein to the contrary, your obligations under Section 7 and Section 10 hereof shall survive termination of this Agreement for any reason.


11.      Successors and Binding Agreement.

         (a) The Corporation and the Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation or the Bank , by agreement in form and substance satisfactory to the Corporation's and Bank's Boards of Directors, to expressly assume and agree to honor this Agreement in the same manner and to the same extent that the Corporation and the Bank would be required to honor it if no such succession had taken place. As used in this
Section 11 of this Agreement, "Corporation" and ABank@ shall mean the Corporation and the Bank as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers any agreement provided for in this Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (b) This Agreement and all of your rights hereunder shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die
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Frederick C. Peters II
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while any amounts are payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee or if there be no such designee, to your estate.


12.      Rights Under Other Plans and Programs.

         Anything in this Agreement to the contrary notwithstanding, no provision of this Agreement is intended, nor shall it be construed, to reduce or in any way restrict, any benefit to which you may be entitled under any other agreement, plan or program of the Corporation or the Bank providing benefits to you or your heirs or estate.


13.      Notices.

         For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing, and shall include telefax communications and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested postage prepaid, addressed as follows:


If to you:                    Mr. Frederick C. Peters II
                              108 Browning Lane
                              Rosemont, PA  19010



If to the Corporation
and the Bank:                 Bryn Mawr Bank Corporation
                              801 Lancaster Avenue
                              Bryn Mawr, PA  19010-3396

                              Attention: Robert J. Ricciardi,
                                               Corporate Secretary

Frederick C. Peters II
Page 17


or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


14.      Representations and Warranties.

         The Corporation and Bank represent and warrant that the execution of this Agreement by the Corporation and Bank has been duly authorized by resolution of their respective Boards of Directors and that the Corporation and the Bank have the authority to execute and deliver this Agreement and that the Agreement does not conflict with or violate any other agreement or contract by which the Corporation or the Bank is bound. You represent and warrant to the Corporation and the Bank that you are authorized to execute and deliver this Agreement and that this Agreement does not conflict with or violate the provisions of the Agreement to which the Corporation is a party or by which the Corporation and Bank are bound.


15.      Choice of Law and Venue.

         It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof. Venue of any action brought to enforce or relating to this Agreement shall be brought exclusively in the Court of Common Pleas of Montgomery County or the United States District Court for the Eastern District of Pennsylvania.


16.      Enforcement.

         The prevailing party in any suit or other legal action in connection with the enforcement of this Agreement shall be entitled, in addition to any other remedy available at law or in equity, to reimbursement of its reasonable costs and expenses (including reasonable attorneys' fees).

Frederick C. Peters II
Page 18


17.      Miscellaneous.

         No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by you and the Corporation's or the Bank's Boards of Directors or such other officer as may be specifically designated by such Boards. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement embodies the entire understanding between the parties hereto and supersedes any other prior or contemporaneous, oral or written, representation or agreement by the parties hereto, with respect to the matters which are the subject of this Agreement, and no change, alteration or modification hereof may be made except in writing signed by the parties hereto.


18.      Validity.

         The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.


19.      Pronouns.

         All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.


20.      Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but

Frederick C. Peters II
Page 19

all of which together will constitute one and the same Agreement.


21.      Captions.

         The section and subsection captions in this Agreement are for convenience of reference only and do not define, limit or describe the scope or intent of this Agreement or any part hereof and shall not be considered in any construction hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 10/th/ day of January, 2001.

                                    BRYN MAWR BANK CORPORATION



Attest: /s/ Samuel C. Wasson        By: /s/ Robert L Stevens
        --------------------        ------------------------
        Secretary                   Name:  Robert L. Stevens
                                    Title: Chairman



Witness: /s/ Francis J. Leto        /s/ Frederick C. Peters
         --------------------       ------------------------
                                    Frederick C. Peters II

                     Exhibit A to the Employment Agreement

                                by and between
                          Bryn Mawr Bank Corporation
                                      and
                          Mr. Frederick C. Peters II

           Complete list of Mr. Frederick C. Peters II directorships, public service commitments and outside business interests

           Director, Pennsylvania Partnership for Economic Education

      Legislative Committee, Pennsylvania Association of Community Bankers

            Member of Vestry, St. Mary's Episcopal Church (Ardmore)

            Member, Radnor Interscholastic Athletic Advisor Council

                       Outside Business Interests - None

                                                            Date: March
                                                                  -------------
Mr. Frederick C. Peters, II
108 Browning Lane
Rosemont, PA   19010

     Re:  Amendment of Employment Agreement (the "Agreement")
          ---------------------------------------------------

Dear Ted:

     This letter constitutes an amendment (the "Amendment") to subsection 4(c) of the captioned Agreement. The Agreement is amended by deleting the first paragraph of subsection 4(c) and inserting in lieu thereof, the following:

          "(c) Stock Options. On the day of the Corporation's 2001 Annual Shareholders Meeting, scheduled to be held on April 17, 2001, the Corporation shall grant you, subject to the Corporation's shareholders approving a new Corporation stock option plan at the 2001 Annual Shareholders Meeting, non-qualified stock options to purchase fifteen thousand (15,000) shares of the Corporation's common stock at a price equal to the fair market value of the stock on that date. Provided this Agreement has not been terminated for Cause, due to your death, or disability as defined hereunder, or by you for other than Good Reason, on the day of the Corporation's Annual Shareholders Meetings in the year 2002 and in the year 2003, the Corporation shall each such year, grant you options to purchase an additional ten thousand (10,000) shares of the Corporation's common stock at a price equal to the fair market value of the shares of the Corporation's stock on those respective dates."

Otherwise the Agreement remains unaltered.

     Intending to be legally bound, for good and sufficient consideration, the receipt of which is hereby acknowledged and as an inducement for making this Amendment, the parties hereto hereby represent and warrant, as applicable, that
(i) all representations and warranties set forth in the Agreement are true and correct as of the date hereof; and (ii) no condition or event exists or has occurred which would constitute a default under the Agreement, or upon the giving of notice or the passage of time, or both would constitute a default.

     The undersigned hereby acknowledges and confirms that the Agreement, as hereby amended, is valid, binding and in full force and effect as of the date hereof and fully enforceable against the parties hereto.

     All capitalized terms used herein, which are not defined herein or otherwise conventionally capitalized, shall have the meanings ascribed to them in the Agreement.

     By signing below, you confirm and approve the terms and conditions of the Agreement, as amended and acknowledge receipt of a copy of this Amendment.

     If you have any questions or desire additional information, kindly advise me.

                              Sincerely yours,



                              Robert L. Stevens
                              Chairman
RLS/bd

Accepted and Agreed to



By:  /s/ Frederick C. Peters, II
     _________________________
     Frederick C. Peters, II

Date January 25, 2001
    ________________________

                          THE BRYN MAWR TRUST COMPANY
                          ---------------------------

                          EXECUTIVE CHANGE-OF-CONTROL
                          ---------------------------

                              SEVERANCE AGREEMENT
                              -------------------



     Agreement made as of January 22, 2001 between The Bryn Mawr Trust Company, a Pennsylvania financial institution, subject to the provisions of the Pennsylvania Banking Code of 1965, as amended (the "Company"), and Frederick C. Peters, II (the "Employee").

     WHEREAS, the Employee is presently employed by the Company as its President and CEO;

     WHEREAS, the Company considers it essential to foster the employment of well qualified key management personnel, and, in this regard, the board of directors of the Company recognizes that, as is the case with many financial institutions, the possibility of a change of control of the Company's publicly held parent company, Bryn Mawr Bank Corporation, ("BMBC") may exist and that such possibility, and the uncertainty and questions which it may raise among the Company's management, may result in the departure or distraction of key management personnel to the detriment of the Company and ultimately to the detriment of BMBC and its shareholders;

     WHEREAS, the Boards of directors of the Company and BMBC have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company's management to their assigned duties, without distraction in the face of potentially disturbing circumstances arising from the possibility of a change of control of the BMBC, although no such change is now contemplated; and

     WHEREAS, in order to induce the Employee, a key member of the Company's management, to remain in the employ of the Company, the Company agrees that the Employee shall receive the compensation and benefits set forth in this Agreement in the event his/her employment with the Company is terminated subsequent to a "Change of Control" (as defined in Section 1 hereof) of BMBC, as a cushion against the financial and career impact on the Employee of any such Change of Control;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Definitions.  For all purposes of this Agreement, the following terms
         -----------
shall have the meanings specified in this Section, unless the context clearly otherwise requires:

          (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations issued under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) "AIP" shall mean any Annual Incentive Plan of the Company, as in effect immediately prior to a change of Control, or predecessor or prior plan, including BMBC's Thrift and Savings Plan and the Company's annual bonus plan.

          (c) "Base Salary" shall mean the total cash remuneration earned by the Employee on an annualized basis in all capacities with the Company and its Subsidiaries, including, without limitation, any amounts the payment of which has been deferred by the Employee, excluding only payments earned by or allocated to the Employee under the AIP.

          (d) A Person shall be deemed the "Beneficial Owner" of any securities:

               (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a
                                                  --------  -------
               Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

               (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations issued under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be
                                  --------  -------
               deemed the "Beneficial Owner" of any security under this subsection (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations issued under the Exchange Act, and
               (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (ii) above) or disposing of any voting securities of BMBC; provided, however, that nothing in this Section 1(d) shall
                     --------  -------
               cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

          (e)  "Board" shall mean the board of directors of the

Company or BMBC as the context of this Agreement indicates.


          (f) "Change of Control" shall be deemed to have taken place if (i) any Person BMBC, any Subsidiary of BMBC, any employee benefit plan of BMBC or the Company, any Person or entity organized, appointed or established by BMBC or any Subsidiary of BMBC for or pursuant to the terms of any such employee benefit plan) together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 25% or more of the common stock of BMBC then outstanding, or (ii) during any twenty-four month period, individuals who at the beginning of such period constituted the Board of BMBC or the Company cease, for any reason, to constitute a majority thereof, unless the election, or the nomination for election by BMBC's or the Company's shareholders, as the case may be, of each director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors in office at the time of such election or nomination, who were directors at the beginning of such period.

          (g)  "Common Stock" shall mean the outstanding common stock of BMBC.

          (h) "Pension Plan" shall mean the BMBC non-contributory pension plan and the amended pension plan which covers eligible employees of the Company.

          (i) "Person" shall mean any individual, firm, corporation, partnership or other entity.

          (j) "Stock Plan" shall mean (i) BMBC's 1986 Stock Option and Stock Appreciation Rights Plan, as amended and restated; (ii) BMBC's 1998 Stock Option Plan; and (iii) any other stock option plan, stock option and stock apprecation rights plan, stock bonus plan, stock grant plan, or similar benefit plan established by BMBC and which exists for the benefit of the Employee at the time of a Change in Control.

          (k) "Subsidiary" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations issued under the Exchange Act.

          (l) "Termination Date" shall mean the date of receipt of the Notice of Termination described in Section 2 hereof or any later date specified therein, as the case may be.

          (m) "Termination of Employment" shall mean the termination of the Employee's actual employment relationship with the Company.

          (n) "Termination upon a Change of Control" shall mean a Termination of Employment upon or within two (2) years after a Change of Control either:

               (i) initiated by the Company for any reason other than (x) the Employee's continuous illness, injury or incapacity for a period of six consecutive months or (y) for "cause," which shall mean misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of his/her duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company and its Subsidiaries or BMBC and its Subsidiaries taken as a whole; or

               (ii) initiated by the Employee following one or more of the following occurrences:

                    (A) a significant reduction by the Company or BMBC (if the Employee is an officer of BMBC) of the authority, duties or responsibilities of the Employee immediately prior to the Change of Control;

                    (B) any removal of the Employee from his/her officer position with BMBC, the Company and its Subsidiaries held by him/her immediately prior to the Change of Control, except in connection with promotions to higher office;

                    (C) a reduction by the Company in the Employee's Base Salary as in effect immediately prior to the Change of Control;

                    (D) revocation or any modification of the AIP or Stock Plan, or any action taken pursuant to the terms of either plan, which materially (x) reduces the opportunity to receive compensation under any or both of such plans of equivalent amounts received by the Employee during the two (2) fiscal years immediately preceding the Change of Control, subject to the right of the Boards of Directors of BMBC or the Company, as appropriate, to establish in a manner consistent with past practice, prior to the Change of Control, reasonable goals under the AIP or Stock Plan, (y) reduces the compensation payable to the Employee under either or both of such plans but which does not effect comparable reductions in the compensation payable to the other participants in such plans, or (z) increases the compensation payable to other participants in either or both of such plans but which does not effect corresponding increases in the amount of compensation payable to the Employee;

                    (E) termination or modification of BMBC's Pension Plan or Supplemental Employee Retirement Plan, in each case as such plans are in effect immediately prior to the Change of Control, which materially reduces (x) the retirement benefits provided by such plans, or (y) the funding thereof provided by the Pension Plan or by any trust established by BMBC to fund benefits provided by the Supplemental Employee Retirement Plan;

                    (F) a transfer of the Employee, without his/her express written consent, to a location which is outside the Greater Philadelphia area (or the general area in which his/her principal place of business immediately preceding the Change of Control may be located at such time, if other than Bryn Mawr, Pennsylvania), or which is otherwise an unreasonable commuting distance from the Employee's principal residence at the date of the Change of Control;

                    (G) the Employee being required to undertake business travel to an extent substantially greater than the Employee's business travel obligations immediately prior to the Change of Control; or

                    (H)  any failure of the Company to comply with and satisfy
                    Section 13 of this Agreement.

     2.  Notice of Termination. Any Termination upon a Change of Control shall
         ---------------------
be communicated by a Notice of Termination to the other party hereto given in accordance with Section 14 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 15 days after the giving of such notice).

     3.  Severance Compensation upon Termination.  Subject to the provisions of
         ---------------------------------------
Section 10 hereof, in the event of the Employee's Termination upon a Change of Control, the Company shall pay to the Employee, within fifteen (15) days after the Termination Date (or as soon as possible thereafter in the event that the procedures set forth in paragraph (b) of Section 11 hereof cannot be completed within fifteen (15) days) an amount in cash equal to three (3) times the sum of the Employee's Base Salary in effect either immediately prior to the Termination of Employment or immediately prior to the Change of Control, whichever is higher.

     4.  Other Payments.  Subject to the provisions of Section 10 hereof, in the
         --------------
event of the Employee's Termination upon a Change of Control, the Company shall:

         (a) pay to the Employee within fifteen (15) days after the Termination date:

             (i) unless the Employee has exercised such options, an amount equal to the excess, if any, of the aggregate fair market value of the shares of BMBC's Common Stock subject to all stock options outstanding and unexercised as of the Termination Date, whether vested or unvested, granted to the Employee under the Stock Plan, over the aggregate exercise price of all such stock options. For purposes of this paragraph, fair market value shall mean the highest of (x) the closing price of BMBC's Common Stock on the last business day the Common Stock was traded immediately preceding the Termination Date, if such Common Stock is publicly traded at such date, (y) if such Common Stock is not publicly traded at the Termination date, the value determined by an independent appraiser, such appraiser to be selected by the Employee and to be reasonably satisfactory to the Company (the fees and expenses of such appraiser to be borne by the Company), or (z) the highest per share price of BMBC's Common Stock paid (in connection with the Change of Control or at any time thereafter) by the Person or group whose acquisition of shares of Common Stock of BMBC has given rise to a Change of Control;

             (ii) to the extent not theretofore paid, the Employee's Base Salary through the Termination Date and a further amount equal to the Employee's salary in lieu of his/her unused vacation pay, if any, both calculated at the salary rate in effect on the Termination Date, or, if higher, at the highest rate in effect at any time within the

               90-day period preceding the Termination Date;

               (iii) to the extent not theretofore paid, an amount equal to all awards earned by the Employee under the AIP in respect of completed plan periods prior to the Termination Date (including all amounts the payment of which was previously deferred under such plans and interest thereon from the date of each such deferral to the date of payment at the maximum rate provided by such plans or any gain or increase in value obtained on investments in such plans), in each case without regard to any provisions set forth in such plans to the contrary. In the event that the Company's financial statements for any fiscal years, included in such plan periods, have not yet been completed at the Termination Date, the Company's shall pay to the Employee the amounts due hereunder as soon as possible thereafter;

               (iv) payment in respect of the AIP for the uncompleted fiscal year during which Termination of Employment occurs determined by multiplying the amount determined in Section 3(a)(ii) by a fraction, the numerator of which shall be the number of days between the Termination Date and the last day of the last full fiscal year prior to the Termination Date and the denominator of which shall be Three Hundred Sixty Five (365); and

          (b) to the extent permitted by applicable law, continue or cause to be continued until thirty-six (36) whole months after the Termination Date, on the cost-sharing basis in effect immediately prior to the Change of Control, medical, dental, life and disability insurance benefits substantially equivalent in all material respects to those furnished by the Company to the Employee immediately prior to the Change of Control; provided, however, that the
                                            --------  -------
obligation of the Company to provide such benefits shall cease at such time as the Employee is employed on a full-time basis by a Person not owned or controlled by the Employee that provides the Employee, on substantially the same cost-sharing basis between the Company and the Employee in effect immediately prior to the Change of Control, with medical, dental, life and disability insurance benefits substantially equivalent in all material respects to those furnished by the Company and its Subsidiaries to the Employee immediately prior to the Change of Control;

          (c) for both vesting and benefit calculation purposes, credit the Employee with three (3) additional "year of credited service" (as defined in BMBC's Pension Plan) under BMBC's Pension Plan and Supplemental Employee Retirement Plan in addition to the years of credited service that would have otherwise been calculated by reference solely to the Termination Date, it being understood that benefits in respect of the three (3) additional year of credited service shall be paid to the Employee under the Supplemental Employee Retirement Plan, and that BMBC shall, to the extent necessary to provide the Employee the additional benefits intended hereby, amend the Supplemental Employee Retirement Plan or create such supplemental retirement plans as may be necessary; and

          (d) pay for reasonable career counseling services provided by Manchester Partners International or any such equivalent agency satisfactory to both the Company and the Employee.

     5.   Establishment of Trust. Immediately upon a Change of Control as herein
          ----------------------
defined, the Company shall establish an irrevocable trust fund pursuant to a trust agreement to hold assets to satisfy its obligations hereunder. Funding of such trust fund shall be subject to the Company's discretion, as to be set forth in the agreement pursuant to which the trust fund will be established.

     6.   Enforcement.
          -----------

          (a) In the event that the Company shall fail or refuse to make payment of any amounts due the Employee under Sections 3 and 4 hereof within the respective time periods provided therein, the Company shall pay to the Employee, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required under Section 3, 4 or 5, as appropriate, until paid to the Employee, at the prime rate published daily in the Wall Street Journal, each change in such rate to take effect on the effective date of the change in such prime rate.

          (b) It is the intent of the parties hereto that the Employee not be required to incur any expenses associated with the enforcement of his/her rights under this Agreement by arbitration, litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Accordingly, the Company shall pay the Employee on demand the amount necessary to reimburse the Employee in full for all expenses (including all attorneys' fees and legal expenses) incurred by the Employee in enforcing any of the obligations of the Company under this Agreement.

     7.   No Mitigation. The Employee shall not be required to mitigate the
          -------------
amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise.

     8.   Nonexclusivity of Rights.  Nothing in this Agreement
          ------------------------
shall prevent or limit the Employee's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by BMBC, the Company or any of its Subsidiaries or Affiliates and for which the Employee may qualify; provided, however, that if the Employee becomes entitled
                      --------  -------
to and receives all of the payments provided for in this Agreement, the Employee agrees to waive his/her right to receive payments under any severance plan or program applicable to all employees of the Company.

     9.   No Set-Off. The Company's obligation to make the payments provided for
          ----------
in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee or others and the Company hereby agrees not to exercise any such rights with respect to payment due the Employee pursuant to this Agreement.

     10.  Certain Reduction of Payments.
          -----------------------------

          (a) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined as set forth herein that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this

Agreement or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and that it would be economically advantageous to the Employee to reduce the Payment to avoid or reduce the taxation of excess parachute payments under Section 4999 of the Code, the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to the taxation under Section 4999 of the Code. For purposes of this Section 10, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

          (b) All determinations to be made under this Section 10 shall be made, in writing, by PricewaterhouseCoopers LLP, or the Company's independent certified public accountant immediately prior to the Change of Control, if other than PricewaterhouseCoopers LLP, (the "Accounting Firm"), which firm shall provide its determinations and any supporting calculations in writing to both the Company and the Employee within ten (10) days of the Termination Date. Any such determination by the Accounting Firm shall be binding upon the Company and the

Employee. The Employee shall in his/her sole discretion determine which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 10. Within five (5) days after the Employee's determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of the Employee such amounts as are then due to the Employee under this Agreement.

          (c) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments, as the case may be, will have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which have not been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. Within two (2) years after the Termination of Employment, the Accounting Firm shall review the determination made by it pursuant to the preceding paragraph. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Employee which the Employee shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code (the "Federal Rate"); provided,
                                                                     --------
however, that no amount shall be payable by the
-------

Employee to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee together with interest thereon at the Federal Rate.

               (d) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in paragraphs (b) and (c) above shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses of any nature resulting from or relating to its determinations pursuant to paragraphs (b) and (c) above, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Accounting Firm.

          11.  Settlement of All Disputes.
               --------------------------

               (a) The Employee and the Company acknowledge that the Compensation Committee of the Company's Board intends to review and approve a schedule indicating a method of calculating certain payments to be made to the Employee hereunder in the event of a Termination upon a Change of Control. In the event that the compensation plans referred to herein change prior to a Change of

Control, the Compensation Committee of the Company's Board may, prior to such Change of Control, revise the schedule to reflect such changes. The method of calculation set forth on such schedule, as so revised prior to a Change of Control, shall be followed by the parties hereto unless manifestly unfair to the Employee.

          (b) In the event of any dispute, controversy or claim arising out of or relating to any provision of this Agreement or the Employee's Termination upon a Change of Control, the Company shall appoint as the sole and exclusive arbiter of such dispute, controversy or claim, a committee composed of two persons who were members of the Company's Board at any time within five (5) years prior to the Change of Control (which persons may, but need not be, directors of the Company at the time of such dispute, controversy or claim); provided, however, that no person shall be eligible to serve thereon who (i) is
--------  -------
at the Termination Date, or shall have been at any time within one year prior thereto, an executive officer of the Company, or (ii) shall be or have been at any time related in any manner to or otherwise affiliated with, or was first nominated by, the corporation, Person or group whose acquisition of shares of Common Stock of BMBC has given rise to a Change of Control. The decision of such committee and the award of any monetary judgment or other relief by such committee shall be final and binding upon the Employee and the Company, and shall not be subject to appeal. Judgment may be entered upon the decision and award of such committee by the Employee or the Company in any court of competent jurisdiction. The Company shall pay the persons selected pursuant to this subsection a reasonable fee for their services, and shall reimburse such persons for their expenses incurred in this capacity. In addition, the Company shall, to the maximum extent permitted by law, indemnify and hold harmless such persons of and from any and all claims, damages or expenses of any nature whatsoever relating to or arising from their activities in this capacity.

          (c) In the event that the Company shall be unable to appoint the committee referred to in paragraph (b) above after good faith efforts to do so, or in the event that such committee cannot reach a unanimous agreement, any remaining dispute, controversy or claim arising out of or relating to any provision of this Agreement or the Employee's Termination upon a Change of Control shall be settled by arbitration in the City of Philadelphia, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three (3) arbitrators, two (2) of whom shall be selected by the Company and the Employee, respectively, and the third of whom shall be selected by the other two arbitrators. Each arbitrator selected as provided herein is required to be or have been a director or an executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. Any award entered by the arbitrators shall be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration shall be paid by the Company.

          (d) The party or parties challenging the right of the Employee to the benefits of this Agreement shall in all circumstances have the burden of proof.

     12.  Term of Agreement.  The term of this Agreement shall be for three (3)
          -----------------
years from the date hereof and shall automatically be extended for additional one-year periods unless written notice of termination of this Agreement is provided to the Employee by the Company at least one year prior to the expiration of the initial three (3) year term or any one-year renewal period; provided, however, that (i) after a Change of Control during the term of this
--------  -------
Agreement, this Agreement shall remain in effect for a period of two (2) years and until all of the obligations of the parties hereunder are satisfied or have expired, and (ii) this Agreement shall terminate if, prior to the Change of Control, the employment of the Employee with the Company or any of its Subsidiaries shall terminate for any reason whatsoever.

     13.  Successor Company. The Company shall require any Person who acquires
          -----------------
the majority of the Common Stock of the Company or BMBC or any successor or successors thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or BMBC, by agreement, in form and substance satisfactory to the Employee, to acknowledge expressly, in writing, that this Agreement is binding upon and enforceable against the Company or BMBC or any successor or successors thereto in accordance with the terms hereof and the instrument of transfer, and to become jointly and severally obligated with the Company to perform this Agreement, in the same manner and to the same extent that the Company would be required to perform this Agreement if no such acquisition purchaser, merger consolidation, succession or successions had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, the Company shall mean the Company as hereinbefore defined and any such successor or successors to its business and/or assets, jointly and severally.

     14.  Notice.  All notices and other communications required or permitted
          ------
hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

     If to the Company, to:

          Corporate Secretary
          The Bryn Mawr Trust Company
          801 Lancaster Avenue
          Bryn Mawr, PA   19010


     If to the Employee, to:

          Frederick C. Peters, II
          108 Browning Lane
          Rosemont, PA  19010

or to such other names or addresses as the Company or the Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five (5) days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

     15.  Governing Law. This Agreement shall be governed by and interpreted
          -------------
under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

     16.  Contents of Agreement, Amendment and Assignment.
          -----------------------------------------------

          (a) This Agreement supersedes all prior agreements and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment executed by the Employee and approved by the Board and executed on the Company's behalf by a duly authorized officer. The provisions of this Agreement may provide for payments to the Employee under certain compensation or bonus plans (including without limitation the AIP and Stock Plan) under circumstances where such plans would not provide for payment thereof. It is the specific intention of the parties that the provisions of this Agreement shall supersede any provisions to the contrary in such plans, and such plans shall be deemed to have been amended to correspond with this Agreement without further action by the Company or the Boards of BMBC or the Company.

          (b) Nothing in this Agreement shall be construed as giving the Employee any right to be retained in the employ of the Company.

          (c) The Employee acknowledges that from time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement.

          (d) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee and the Company hereunder shall not be assignable in whole or in part by the Company.

     17.  Severability. If any provision of this Agreement or application
          ------------
thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

     18.  Remedies Cumulative; No Waiver. No right conferred upon the Employee
          ------------------------------
by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, including without limitation any delay by the Employee in delivering a Notice of Termination pursuant to Section 2 hereof after an event has occurred which would, if the Employee had resigned, have constituted a Termination upon a Change of Control pursuant to Section 1(n)(ii) of this Agreement.

     19.  Miscellaneous.  All section headings in this Agreement are for
          -------------
convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.


Attest:                                  THE BRYN MAWR TRUST COMPANY

[Seal]


  /s/ Samuel C. Wasson                   By /s/ Robert L. Stevens
-------------------------------            ------------------------------
           Secretary                            Robert L. Stevens
                                                  Chairman

  /s/ Francis J. Leto                       /s/ Frederick C. Peters, II
-------------------------------          --------------------------------
           Witness                              Frederick C. Peters, II